UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mack-Cali Urges Stockholders to Vote “FOR ALL” of the Company’s Director Nominees on the WHITE Proxy Card Today

Details the Mack-Cali Board’s Commitment to Maximizing Stockholder Value,
Corporate Governance Best Practices and Continued Board Refreshment

Reiterates Belief That Voting on the Dissident’s Gold Proxy Card
Would Put Stockholders’ Investment at Risk

JERSEY CITY, N.J., June 6, 2019 — Mack-Cali Realty Corporation (NYSE: CLI) (the “Company” or “Mack-Cali”) today urged stockholders to vote “FOR ALL” of the Company’s 11 highly qualified director nominees on the WHITE proxy card at the Company’s 2019 Annual Meeting of Stockholders scheduled for June 12, 2019 (the “Annual Meeting”).

With the Annual Meeting quickly approaching, now is the time for stockholders to cast their votes to protect the value of their investment. Bow Street Special Opportunities Fund XV, LP (“Bow Street”), a New York based hedge fund, has nominated four candidates for election to the Board at the Annual Meeting. Do not be fooled or misled by the self-serving and deceptive rhetoric that Bow Street has used throughout its campaign. Bow Street’s actions make it clear that it is attempting to profit at the expense of all other Mack-Cali stockholders. The Company believes that Bow Street has:

•                  Launched its proxy contest for the sole purpose of facilitating its self-interested proposal to acquire the Company’s premium assets as a lowball price or forcing a “fire sale” of the Company or its assets in order to make a quick profit on its recent investment;

•                  Attempted to “greenmail” the Company by proposing to withdraw its director nominations if the Company agreed to sell certain assets to Bow Street at a “wholesale” price; and

•                  Employed “bait and switch” tactics and deliberately mischaracterized facts throughout its campaign in an effort to disguise its self-serving agenda and distract and confuse Mack-Cali stockholders.

The Company cautions stockholders that a vote on Bow Street’s gold proxy card is a vote to support Bow Street’s self-serving agenda and remove the Company’s highly qualified, experienced directors, including William L. Mack, Chairman of the Mack-Cali Board, whose institutional knowledge and expertise are critical to the success of the Company’s continuing strategic transformation. The Company believes that voting on Bow Street’s gold proxy card would put your investment at risk.

In contrast, a vote on the WHITE proxy card “FOR ALL” of the Company’s 11 highly qualified nominees is a vote in support of:

•                  The Mack-Cali Board’s continued commitment to maximizing stockholder value, including its commitment to form a Strategic Review Committee, composed solely of independent directors, to conduct a comprehensive review of the Company’s strategic direction to ensure that all available alternatives for continued stockholder value creation, including a potential sale of the Company, are carefully and thoughtfully considered;

•                  Corporate governance best practices, including the Board’s previously announced offer to add two of Bow Street’s director nominees, MaryAnne Gilmartin and Frederic Cumenal, to the Board immediately after the Annual Meeting and, if they accept the offer, the Board’s commitment to appoint both of them to the Strategic Review Committee;

•                  Continued Board refreshment, as evidenced by the nomination of Lisa Myers and Laura Pomerantz for election to the Board at the Annual Meeting and the Company’s commitment to replace at least two of the Company’s long-standing directors with two additional independent directors in 2020; and

•                  The continued execution of the Company’s Waterfront Strategy and asset portfolio transformation, which Mack-Cali expects will accelerate earnings growth and narrow the gap between its NAV and stock price, and unlock significant value for stockholders within the next two years.

PROTECT YOUR INVESTMENT BY SUPPORTING THE BOARD’S PLAN FOR MAXIMIZING STOCKHOLDER VALUE — VOTE THE WHITE PROXY CARD TODAY

The Mack-Cali Board’s plan for maximizing stockholder value can be implemented ONLY if you vote on the WHITE proxy card “FOR ALL” of Mack-Cali’s 11 highly qualified nominees. The Mack-Cali Board strongly recommends that stockholders protect the value of their investment by voting on the WHITE proxy card “FOR ALL” of Mack-Cali’s nominees now.

Mack-Cali urges stockholders NOT to return any gold proxy card sent by Bow Street. Even if stockholders have already voted using a gold proxy card, they have the right to change their vote by using the WHITE proxy card to vote in support of Mack-Cali’s director nominees. Only the last-dated proxy card will count.

Every Stockholder’s Vote Is Important,
No Matter How Many or How Few Shares You Own

Stockholders who have questions or require any assistance voting their shares should contact Mack-Cali’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

OR

Collect: (212) 929-5500

About Mack-Cali Realty Corporation

One of the country’s leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Forward-Looking Statements

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting. The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Mack-Cali, its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company is set forth in the definitive proxy statement and other relevant solicitation materials filed by the Company. These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are available at no charge on the Company’s website at https://www.mack-cali.com.

Contacts:
David Smetana	Deidre Crockett
Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
Chief Financial Officer	Senior Vice President,
(732) 590-1035	Corporate Communications
dsmetana@mack-cali.com	and Investor Relations
(732) 590-1025
dcrockett@mack-cali.com
Proxy Solicitor:	Media
Lawrence E. Dennedy	Contacts:
MacKenzie Partners, Inc.	Andrew Siegel / Viveca Tress
(212) 929-5500	Joele Frank, Wilkinson Brimmer Katcher
ldennedy@mackenziepartners.com	(212) 355-4449